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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 2, 2007

SUPPORTSAVE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-143901	Applied For
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

2820 W. Maple Road
Suite 341
Troy, Michigan
(Address of principal executive offices and Zip Code)

(248) 430-4300
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

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ITEM 4.01      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

     On July 2, 2007, we were advised by Ronald N. Silberstein, C.P.A., P.L.L.C., our independent registered public accounting firm, that it merged with the Detroit CPA firm of Maddox Ungar PLLC to form a new firm named Maddox Ungar Silberstein PLLC. Except as noted in the paragraph immediately below, the reports of Ronald N. Silberstein, C.P.A., P.L.L.C. on our financial statements for the year ended May 31, 2007 and for the period May 2, 2007 (date of inception) through May 31, 2007 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

     The reports of the Ronald N. Silberstein, C.P.A., P.L.L.C. on our financial statements as of and for the year ended May 31, 2007 and for the period May 2, 2007 (date of inception) through May 31, 2007 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern since we have not yet received revenues from sales of products or services, and have not yet commenced business operations. These factors created substantial doubt about our ability to continue as a going concern.

     During the years ended May 31, 2007 and for the period May 2, 2007 (date of inception) through May 31, 2007, and through July 2, 2007, we have not had any disagreements with Ronald N. Silberstein, C.P.A., P.L.L.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Ronald N. Silberstein, C.P.A., P.L.L.C.’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such year or in connection with its reports in any subsequent interim period through the date of dismissal.

     During the year ended May 31, 2007, and through July 2, 2007, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

     On July 6, 2007, we delivered a copy of this report to Ronald N. Silberstein, C.P.A., P.L.L.C.. Ronald N. Silberstein, C.P.A., P.L.L.C. issued its response. The response stated that it agreed with the foregoing disclosure. A copy of Ronald N. Silberstein, C.P.A., P.L.L.C.’s response is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

     Maddox Ungar Silberstein PLLC. assumed our engagement of Ronald N. Silberstein, C.P.A., P.L.L.C. Accordingly our new independent registered public accounting firm is Maddox Ungar Silberstein PLLC., 30600 Telegraph Road, Suite 2175, Bingham Farms, Michigan 48025 and its telephone number is (248) 203-0080. Our board of directors approved Maddox Ungar Silberstein PLLC. as our principal independent accountant on July 7, 2007. We have not consulted with Maddox Ungar Silberstein PLLC. on any accounting issues prior to engaging them as our new auditors.

     During the two most recent fiscal years and through the date of engagement, we have not consulted with Maddox Ungar Silberstein PLLC. regarding either:

1.	The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Maddox Ungar Silberstein PLLC. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.	Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description of Exhibit
	16.1	Letter from Ronald N. Silberstein, C.P.A., P.L.L.C.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 7th day of July, 2007.

SUPPORTSAVE SOLUTIONS, INC.

BY:	CHRISTOPHER JOHNS
Christopher Johns, President and Principal
Executive Officer